Exhibit 10.1

AgroFresh Solutions, Inc.

100 Independence Mall West

Philadelphia, PA 19106

December 17, 2015

The Dow Chemical Company	Boulevard Acquisition Sponsor, LLC
2030 Dow Center	399 Park Avenue, 6th Floor
Midland, MI 48674	New York, NY 10022
Attn: Executive Vice President and General Counsel	Attn: Stephen S. Trevor

Rohm and Haas Company

100 Independence Mall West

Philadelphia, PA 19106-2399

Attn:  Chief Legal Officer

Re:                             Warrant Purchase Agreement

Gentlemen:

Reference is made to the Warrant Purchase Agreement, dated as of July 31, 2015 (the “Warrant Purchase Agreement”), by and among AgroFresh Solutions, Inc., f/k/a Boulevard Acquisition Corp. (the “Company”), Rohm and Haas Company, Boulevard Acquisition Sponsor, LLC and The Dow Chemical Company. Capitalized terms used and not defined in this letter agreement shall have the meanings given to them in the Warrant Purchase Agreement.

This is to confirm our agreement that, notwithstanding anything to the contrary in the Warrant Purchase Agreement, (i) the Company shall have no obligation to purchase any Public Warrants in the open market pursuant to the Warrant Purchase Agreement, and each of ROH, TDCC and the Sponsor hereby irrevocably waives any right it may have to require the Company to purchase Public Warrants pursuant to Section 1 of the Warrant Purchase Agreement, and (ii) the Sponsor hereby irrevocably waives its right to sell to the Company Private Placement Warrants at $1.00 per Private Placement Warrant pursuant to Section 1 of the Warrant Purchase Agreement.

Except as otherwise expressly set forth herein, all provisions of the Warrant Purchase Agreement (including, without limitation, Section 3 thereof) shall remain in full force and effect in accordance with the terms thereof.

This letter agreement may be executed in any number of counterparts (including by .pdf file exchanged via email or other electronic transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This letter agreement shall be governed exclusively by and construed and enforced exclusively in accordance with the internal Laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

[SIGNATURE PAGE FOLLOWS]

Please acknowledge your understanding of, and agreement to, the foregoing by signing a copy of this letter in the space indicated below and returning it to the Company.

Sincerely,

AGROFRESH SOLUTIONS, INC.

By:	/s/ Thomas D. Macphee
Name: Thomas D. Macphee
Title: CEO

ACKNOWLEDGED AND AGREED
as of the date first written above:

BOULEVARD ACQUISITION SPONSOR, LLC

By:	/s/ Sonia Gardner
Name: Sonia Gardner
Title: Member

THE DOW CHEMICAL COMPANY

By:	/s/ Mark Gibson
Name: Mark Gibson
Title: Authorized Representative

ROHM AND HAAS COMPANY

By:	/s/ Mark Gibson
Name: Mark Gibson
Title: Chief Financial Officer